CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2010

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (I.R.S. Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On September 20, 2010, Level 3 Communications, Inc. (the “Company”) consummated its previously announced offering of $175,000,000 aggregate principal amount of its 6.5% Convertible Senior Notes due 2016 (the “Notes”).

The Notes were offered pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-154976) under the Securities Act of 1933, as amended.

The offering of the Notes was made pursuant to that certain Indenture, dated as of December 24, 2008, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture (the “Supplemental Indenture”), dated as of September 20, 2010, between the Company and the Trustee (as supplemented, the “Indenture”).

Priced to investors in the offering at 100% of their principal amount, the Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness.  The Notes will mature on October 1, 2016. Interest on the Notes will be payable on April 1 and October 1 of each year, beginning on April 1, 2011.

The Notes are convertible by holders into shares of the Company’s common stock at an initial conversion rate of 809.7166 shares of common stock per $1,000 principal amount of the Notes (which is equivalent to a conversion price of approximately $1.235 per share of common stock), subject to adjustment upon certain events, at any time before the close of business on October 1, 2016. If a holder elects to convert its notes in connection with certain changes in control, the Company will pay, to the extent described in the Indenture, a make whole premium by increasing the number of shares deliverable upon conversion of the Notes.

The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time, on or after October 1, 2013, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon (if any) to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if the closing sale price of the Company’s common stock has exceeded 150% of the then effective conversion price (calculated by dividing $1,000 by the then applicable conversion rate) for at least 20 trading days in any consecutive 30-day trading period ended on the trading day prior to the mailing of the notice of redemption.

The Third Supplemental Indenture is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of each of the Third Supplemental Indenture are qualified in their entirety by reference to such exhibit.

Item 8.01.  Other Events

On September 14, 2010, the Company entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein relating to the underwritten public offering of the Notes (the “Underwriting Agreement”).  In the Underwriting Agreement, the Company also granted to the Underwriters (as defined in the Underwriting Agreement) a 30-day option to purchase up to $26,250,000 aggregate principal amount of the Notes to cover overallotments, if any.  Pursuant to the terms of the Underwriting Agreement, the Company sold the Notes to the Underwriters at a price of 97.25% per $1,000 Note.  The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.

The Underwriting Agreement is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A legality opinion of Willkie Farr & Gallagher LLP with respect to the validity of the Notes is attached hereto as Exhibit 5 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Shell Company Transactions

None

(d)           Exhibits

5           Opinion of Willkie Farr & Gallagher LLP.

10.1      Third Supplemental Indenture, between Level 3 Communications, Inc. and The Bank of New York Mellon, as Trustee, relating to up to $201,250,000 aggregate principal amount of 6.5% Convertible Senior Notes due 2016, dated as of September 20, 2010, supplement to the Indenture dated as of December 24, 2008 (Senior Debt Securities).

10.2      Underwriting Agreement, dated as of September 14, 2010, between Level 3 Communications, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named on Schedule I thereto relating to the underwritten offering of Level 3 Communications, Inc.’s 6.5% Convertible Senior Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Dated: September 20, 2010